Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 21, 2004 accompanying the financial statements and financial statement schedule of Design Within Reach, Inc. for the year ended December 27, 2003 included in the Registration Statement on Form S-1, as amended (File No. 333-113903), filed on June 30, 2004, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.

San Francisco, California

July 7, 2004